    This agreement made as of the day of September 9, 1996, by and between Walnut Equipment Leasing Co., Inc., a Delaware corporation ("Walnut"), Welco Securities, Inc., a Nevada corporation ("Welco"), and J.E. Liss & Company, Inc., a Wisconsin Corporation ("Liss").

                                  WITNESSETH:

    WHEREAS, Walnut intends to offer up to $40,000,000 in Certificates (hereinafter referred to as "Debentures"), which will be offered in reliance on a registration statement filed as Form S-2, bearing file number 333-09145; and,

    WHEREAS, Welco, a member of the NASD Regulation, Inc. ("NASD"), will be engaged as the managing selling agent for its affiliate, Walnut; and,

    WHEREAS, pursuant to Section (c)(3) of Rule 2720 of the NASD Rules of Conduct (referred to herein as "Rule 2720" and previously Section 3 of Schedule E of the By-Laws of the NASD), Welco, as a NASD member, may participate in such underwriting only if the yield at which the Debentures offered to the public is not lower than the yield recommended by a "Qualified Independent Underwriter" as that term is defined in Section (b)(15) of Rule 2720 of the NASD Rules of Conduct (previously Section 2(1) (1) through 2(1) (7) of Schedule E to the By-Laws of the NASD), and who participates in the preparation of the registration statement and prospectus relating to the offering and exercises customary standards of due diligence, with respect thereto; and,

    WHEREAS, this agreement ("Agreement") describes the terms on which Walnut is retaining Liss to serve as such a "Qualified Independent Underwriter" in connection with this offering of Debentures;

    NOW, THEREFORE, in consideration of the recitations set forth above, and the terms, promises, conditions, and covenants herein contained, the parties hereby contract and agree as follows:

                                  DEFINITIONS
                                  -----------
    As hereinafter used, except as the context may otherwise require, the term "Registration Statement" means the registration statement on Form S-2 (including the related preliminary prospectus, financial statements, exhibits and all other documents to be filed as a part thereof or incorporated therein) for the registration of the offer and sale of the debentures under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Act") filed with the Securities and Exchange Commission (the "Commission"), and any amendment thereto, and the term "Prospectus" means the prospectus including any preliminary or final prospectus (including the form of prospectus to be filed with the Commission pursuant to Rule 424(b) under the
Act) and any amendment or supplement thereto, to be used in connection with the offering.

    1. RULE 2720 REQUIREMENT. Liss hereby confirms its agreement as set forth in Section (c)(3)(A) of Rule 2720 of the NASD Rules of Conduct (previously clause (6) of paragraph (1) of Section 2 of Schedule E of the By-Laws of the
NASD) and represents that, as appropriate, Liss satisfies or at the times designated in such paragraph (1) the other requirements set forth therein or will receive an exemption from such requirements from the NASD.

    2. CONSENT. Liss hereby consents to be named in the Registration Statement and Prospectus as having acted as a "Qualified Independent Underwriter" solely for the purposes of Rule 2720 referenced herein. Except as permitted by the immediately preceding sentence or to the extent required by law, all references to Liss in the Registration Statement or Prospectus or in any other filing, report, document, release or other communication prepared, issued or transmitted in connection with the offering by Walnut or any corporation controlling, controlled by or under common control with Walnut, or by any director, officer, employee, representative or agent of any thereof, shall be subject to Liss' prior written consent with respect to form and substance.

    3. PRICING FORMULA AND OPINION. Liss agrees to render a written opinion as to the yields below which Walnut's Debentures may not be offered based on the pricing formula that is set forth in Schedule "A", copies of which are attached hereto, and incorporated herein by reference. Attached hereto as Exhibit B are the rates offered on these securities as of the date first written above. It is understood and agreed by Liss that the securities to which this Agreement relates will be offered on a continuous, best efforts basis by Welco, as the managing selling agent of Walnut pursuant to the selling agreement in effect between Welco and Walnut which are filed as exhibits to the Registration Statement referred to above. Walnut, through Welco, will continue to offer the debt securities according to the terms and conditions of said agreement, including, without limitation, Schedule "A" in accordance with this Agreement. Liss reserves the right to review and amend its opinion upon the filing of any post-effective amendment to this Registration Statement or upon occurrence of any material event which may or may not require such an amendment to be filed, including without limitation an event which in the opinion of Liss results in the pricing formula in Schedule A being rendered a less than accurate prediction of reasonable market rates for the Certificates or at such time as the offering under this registration shall terminate or otherwise lapse under operation of law.

    4. FEES AND EXPENSE. It is agreed that Liss shall be paid an amount of Twenty-Five Thousand Dollars ($25,000.00) at the time the pricing opinion and pricing formula are rendered, concurrent with the closing. Liss agrees to pay all fees and expenses to any legal counsel whom it may employ to represent it separately in connection with or on account of its actions contemplated herein. All mailing, telephone, travel, hotel, meals, clerical, or other office costs incurred or to be incurred by Liss in conjunction with Walnut's proposed offering which is the subject of this Agreement shall be reimbursed to Liss by Walnut at closing on an accountable basis upon receipt of an itemization of said expenses. Any fees to be paid as a result of an amendment or restatement of the pricing formula shall be separately negotiated.

    5. MATERIAL FACTS. Walnut represents and warrants to Liss that at the time the Registration Statement or any amendment thereto becomes effective, the Registration Statement and, at the time the Prospectus is filed with the Commission including any preliminary prospectus and the form of prospectus filed with the Commission pursuant to Rule 424(b) and at all times subsequent thereto, to and including the date on which payment for, and delivery of, the Debentures to be sold in the Offering is made by the underwriter or underwriters, as the case may be, participating in the Offering and by Walnut (such date being referred to herein as the "Closing Date"), the Prospectus (as amended or supplemented if it shall have been so amended or supplemented) will contain all material statements which are required to be stated therein in accordance with the Act and will conform to all other requirements of the federal securities laws, and will not, on such date include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and that all contracts and documents required by the Act to be filed or required as exhibits to said registration statement have been filed. Walnut further represents and warrants that any future filing, report, document, release or communication which in any way refers to Liss or to the services to be performed by Liss pursuant to this Agreement will not contain any untrue or misleading statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

    Walnut further warrants and represents that:

        (a) All leases, contracts and agreements referred to in or filed as exhibits to the Registration Statement to which Walnut or its subsidiaries is a party or by which any of them is bound are in full force and effect.

        (b) Walnut has good and marketable title, except as otherwise indicated in the Registration Statement and Prospectus, to all of their assets and properties described therein as being owned by them, free and clear of all liens, encumbrances and defects except such encumbrances and defects which do not, in the aggregate, materially affect or interfere with the use made and proposed to be made of such properties as described in the Registration Statement and Prospectus; and the Company and its subsidiaries have no material leased properties except as disclosed in the Prospectus.

        (c) Walnut is duly organized under the laws of the State of Delaware and, as of the effective date of the Registration Statement and at Closing Walnut will be validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to own its properties and conduct its business to the extent described in the Registration Statement and Prospectus; Walnut and its subsidiaries are duly qualified to do business as foreign corporations and in good standing in all jurisdictions in which the nature of the business transacted by them or their ownership of properties or assets makes their qualification necessary; the authorized and outstanding capitalization of Walnut is as set forth in the Prospectus and the description in the Prospectus of the capital stock of Walnut conforms with and accurately describes the rights set forth in the instruments defining the same;

        (d) Walnut is not in violation of its respective certificates of incorporation or By-Laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any bond, debenture, note, or other evidence of indebtedness, contract or lease or in any indenture or loan agreement to which any of them is party or by which any of them is bound.

         (e) The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of Walnut and Welco and performance of the foregoing agreement and the consummation of the transactions contemplated thereby, will not conflict with or result in a breach of any of the terms or constitute a violation of the respective certificates of incorporation or By-Laws of Walnut or Welco, or any deed or trust, lease, sublease, indenture, mortgage, or other agreement or instrument to which Walnut or Welco is a party or by which any of them or their property is bound, or any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Walnut or Welco or their properties or obligations; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein and in the other agreements previously referred to in this paragraph except as may be required under the Act or under any state securities or Blue Sky Laws.

         (f) Any certificate signed by an officer of Walnut and delivered to Liss pursuant to this Agreement shall be deemed a representation and warranty by Walnut to Liss, to have the same force and effect as stated herein, as to the matters covered thereby.

         (g) If any event relating to or affecting Walnut or any of its subsidiaries shall occur as a result of which it is necessary, in Liss's opinion, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, Walnut undertakes to inform Liss of such events within a reasonable time thereafter, and will forthwith prepare and furnish to Liss, without expense to them, a reasonable number of copies of an amendment or amendments or a supplement or supplements to the Prospectus (in form and substance satisfactory to Liss) which will amend or supplement the Prospectus so that as amended or supplemented it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser.

         (h) Walnut hereby warrants and represents that it will offer the debt securities described herein in accordance with the pricing formula set forth in Schedule "A" which is incorporated by reference herein.

         (i) All representations, warrantees and agreements contained in this Agreement, or contained in certificates of officers of Walnut submitted pursuant hereto, shall remain operative and in full force and effect, surviving the date of this Agreement.

    6. AVAILABILITY OF INFORMATION. Walnut hereby agrees to provide Liss, at their expense with all information and documentation with respect to its business, financial condition and other matters as Welco may deem relevant based on the standards of reasonableness and good faith and shall request in connection with Liss's performance under this Agreement, including, without limitation, copies of all correspondence with the Commission, certificates of its officers, opinions of its counsel and comfort letters from its auditors. The above-mentioned certificates, opinions of counsel and comfort letters shall be provided to Liss as Liss may request on the effective date of the Registration Statement and on the Closing Date. Walnut will make reasonably available to Liss, its auditors, counsel, and officers and directors to discuss with Liss any aspect of Walnut which Liss may deem relevant. In addition, Walnut, at Liss' request, will cause to be delivered to Liss copies of all certificates, opinions, letters and reports to be delivered to the underwriter or underwriters, as the case may be, pursuant to any underwriting agreement executed in connection with the Offering or otherwise, and shall cause the person issuing such certificate, opinion, letter or report to authorize Liss to rely thereon to the same extent as if addressed directly to Liss. Walnut represents and warrants to Liss that all such information and documentation provided pursuant to this paragraph 6 will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement therein misleading. In addition, Walnut will promptly advise Liss of all telephone conversations with the Commission which relate to or may affect the Offering.

    7.  INDEMNIFICATION.

        (a) Subject to the conditions set forth below, and in addition to any rights of indemnification and contribution to which Liss may be entitled pursuant to any agreement among underwriters, underwriting agreement or otherwise, and to the extent allowed by law, Walnut hereby agrees that it will indemnify and hold Liss and each person controlling, controlled by or under common control with Liss within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder (individually, an "Indemnified Person") harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever to which such Indemnified Person may become subject under the Act, the Exchange act, or other federal or state statutory law or regulation, at common law or otherwise, arising out of, based upon, or in any way related or attributed to (i) this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or any other filing, report, document, release or communication, whether oral or written, referred to in paragraph 5 hereof or the omission or alleged omission to state therein material fact required to be stated therein or necessary to make the statements therein not misleading,
(iii) any application or other document executed by Walnut or based upon written information furnished by Walnut filed in any jurisdiction in order to qualify the Debentures under the securities or Blue Sky Laws thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(iv) the breach of any representation or warranty made by Walnut in this Agreement. Walnut further agrees that upon demand by an Indemnified Person at any time or from time to time, it will promptly reimburse such Indemnified Person for, or pay, any loss, claim, damage, liability, cost or expense as to which Walnut has indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this paragraph 7, any such payment or reimbursement by Walnut of fees, expenses or disbursement incurred by an Indemnified Person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against such Indemnified Person as a direct result of such person's negligence, bad faith or willful misfeasance will be promptly repaid to Walnut. In addition, anything in this paragraph 7 to the contrary notwithstanding, Walnut shall not be liable for any settlement of any action or proceeding effected without its written consent.

    (b) Promptly after receipt by an Indemnified Person under paragraph (a) above of notice of the commencement of any action, such Indemnified Person will, if a claim in respect thereof is to be made against Walnut under paragraph (a), notify Walnut in writing of the commencement thereof; but the omission to so notify Walnut will not relieve Walnut from any liability which it may have to any Indemnified Person otherwise than under this paragraph 7 if such omission shall not have materially prejudiced Walnut's ability to investigate or to defend against such claim. In case any such action is brought against any Indemnified Person, and such Indemnified Person notifies Walnut of the commencement thereof, Walnut will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the Indemnified Person promptly after receiving the aforesaid notice from such Indemnified Person, to assume the defense thereof with counsel reasonable satisfactory to such Indemnified Person; provided,_however, that if the defendants in any such action include both the Indemnified Person and Walnut or any corporation controlling, controlled by or under common control with Walnut, or any director, officer, employee, representative or agent of any thereof, or any other "Qualified Independent Underwriter" retained by Walnut in connection with the Offering and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to such other defendant, the Indemnified Person shall have the right to select separate counsel to represent it. Upon receipt of notice from Walnut to such Indemnified Person of its election so to assume the defense of such action and approval by the Indemnified Person of counsel, Walnut will not be liable to such Indemnified Person under this paragraph 7 for any fees of counsel subsequently incurred by such Indemnified Person in connection with the defense thereof (other than the reasonable costs of investigation subsequently incurred by such Indemnified Person) unless (i) the Indemnified Person shall have employed separate counsel in accordance with the provision of the next preceding sentence (it being understood, however, that Walnut shall not be liable for the expenses of more than one separate counsel in any one jurisdiction representing the Indemnified Person, which counsel shall be approved by Liss), (ii) Walnut, within a reasonable time after notice of commencement of the action, shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person, or
(iii) Walnut shall have authorized in writing the employment of counsel for the Indemnified Person at the expense of Walnut, and except that, if clause (i) or
(iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

         (c) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from Walnut to Liss on grounds of policy or otherwise, Walnut and Liss shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which Walnut and Liss may be subject in such proportion so that Liss is responsible for that portion represented by the percentage that its fee under this Agreement bears to the public offering price appearing on the cover page of the Prospectus and Walnut is responsible for the balance, except as Walnut may otherwise agree to reallocate a portion of such liability with respect to such balance with any other person, including, without limitation, any other "Qualified Independent Underwriter"; provided,_however, that (i) in no case shall Liss be responsible for any amount in excess of the fee set forth in paragraph 4 above and (ii) no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (c), any person controlling, controlled by or under common control with Liss, or any partner, director, officer, employee, representative or agent thereof, shall have the same rights to contribution as Liss and each person who controls Walnut within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each officer of Walnut who shall have signed the Registration Statement and each director of Walnut shall have the same rights to contribution as Walnut, subject in each case to clause (i) of this paragraph (c). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this paragraph (c), notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (c). The indemnity and contribution agreements contained in this paragraph 7 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Indemnified Person or termination of this Agreement.

    8. AUTHORIZATION BY Walnut. Walnut represents and warrants to Liss that this Agreement has been duly authorized, executed and delivered by Walnut and constitutes a valid and binding obligation of Walnut.

    9. AUTHORIZATION BY WELCO. Welco represents and warrants to Liss that this Agreement has been duly authorized, executed and delivered by Welco and constitutes a valid and binding obligation of Welco.

    10. AUTHORIZATION BY LISS. Liss represents and warrants to Walnut that this Agreement has been duly authorized, executed and delivered by Liss and constitutes a valid and binding obligation of Liss.

    11. NOTICE. Whenever notice is required to be given pursuant to this Agreement, such notice shall be in writing and shall be mailed by first class mail, postage prepaid, addressed (a) if to Welco, at One Belmont Avenue, Suite 105, Bala Cynwyd, PA 19004-9967, Attention: Kenneth S. Shapiro, and (b) if to Liss, at Pfister Hotel, 424 E. Wisconsin Avenue, Milwaukee, WI 53202,
Attention: Jerome E. Liss.

    12. GOVERNING LAW. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with and governed by the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed wholly within such jurisdiction.

    IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above mentioned.


                                  WALNUT EQUIPMENT LEASING CO., INC.



                                  By: /s/  William Shapiro
                                  ----------------------------------------
                                      William Shapiro, President



                                  By: /s/  Deljean Shapiro
                                  ----------------------------------------
                                      Deljean Shapiro, Secretary



                                  WELCO SECURITIES, INC.



                                  By: /s/  Kenneth S. Shapiro
                                  ----------------------------------------
                                      Kenneth S. Shapiro, President



                                  By: /s/  William Shapiro
                                  ----------------------------------------
                                      William Shapiro, Secretary



                                  J.E. LISS & COMPANY, INC.



                                  By: /s/  Jerome E. Liss
                                  ----------------------------------------
                                      Jerome E. Liss, President

                                    EXHIBIT_A


     The opinion of Liss is conditioned upon Walnut's undertaking to maintain the rates on its Certificates at least equal to an "assumed floor", based upon the pricing formula described below:


1. The interest rate to be paid on the Certificates shall be fixed by Walnut from time to time in accordance with the Prospectus.


2. The "assumed floor" for 6 to 24 month Certificates shall be at least 1% above the interest rate on the 6 month U.S. Treasury Bills, on a discount basis, based upon the auction average (which is published widely in newspapers throughout the country, normally on the day following the auction.)


3. The "assumed floor" for 25 to 60 month Certificates shall be at least 2% above the 6-month U.S. Treasury Bill rate.


4. The "assumed floor" for Certificates over 60 months shall be at least 3% above the U.S. Treasury Bill rates.


5. The "assumed floor" for Demand Certificates shall be at least 1% above the interest rate on 6 month U.S. Treasury Bills.


6. The manner in which the 6-month U.S. Treasury Bill rate is to be determined is to be disclosed in the "DESCRIPTION OF SECURITIES" section of the Prospectus.